POWER OF ATTORNEY

I, James P. Morey, do hereby designate Alan B. Miller, Charles F. Boyle and Cheryl K. Ramagano to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange
 Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Realty Income
 Trust Common  Stock.

Such   necessary  forms  shall   consist   of Form 3,  Initial  Statement of
 Beneficial Ownership, Form 4, Statement of Changes in Beneficial Ownership,and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.



/s/ James P. Morey
Signed and dated on this 18th day of July, 2018.


On this 18th day of July, in the year 2018, before me, Karon C. Hardy, personally appeared James P. Morey, personally known to me and have executed this document in my presence.




/s/ Karon  C.  Hardy,  Notary Public


The undersigned, Alan B. Miller, Charles F. Boyle, and Cheryl K. Ramagano hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Alan B. Miller
/s/ Charles F. Boyle
/s/ Cheryl K. Ramagano


Signed and dated  on this 23rd day of July,  2018.


COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY


On this 23rd day of July, 2018, before me Kelly Kutsch, personally appeared
 Alan B. Miller, Charles F. Boyle, and Cheryl K. Ramagano, personally known to me and have executed this document in my presence.


/s/ Kelly L. Kutsch

COMMONWEALTH Of PENNSYLVANIA NOTARIAL SEAL
KELLY  L  KUTSCH
Notary Pubhc
UPPER  MERION TWP.  MONTGOMERY  COUNTY
My  Commisson  Expires  Jan  19.  2021